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                                                                     EXHIBIT 1.1

                            APARTMENT INVESTMENT AND
                               MANAGEMENT COMPANY

                                5,000,000 Shares
                 Class K Convertible Cumulative Preferred Stock
                    (Liquidation Preference $25.00 Per Share)

                             UNDERWRITING AGREEMENT

                                                               February 11, 1999

SALOMON SMITH BARNEY INC.
         As Representative of the Several Underwriters

c/o      SALOMON SMITH BARNEY
         388 Greenwich Street
         32nd Floor
         New York, New York 10013

Ladies and Gentlemen:

         Apartment Investment and Management Company, a Maryland corporation (the "Company"), proposes to issue and sell an aggregate of 5,000,000 shares (the "Firm Shares") of its Class K Convertible Cumulative Preferred Stock, $0.01 par value per share (the "Preferred Stock"), to the several underwriters named in Schedule I hereto (collectively, the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 750,000 shares (the "Additional Shares") of Preferred Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         The Company, through wholly-owned subsidiaries, is the sole general partner and the principal limited partner (with an aggregate approximate 83% ownership interest as of the date hereof) of AIMCO Properties, L.P., a Delaware limited partnership (the "Operating Partnership"). The Company's business of owning and managing multifamily apartment properties and its third-party property management and other businesses are principally conducted through the Operating Partnership and other direct and indirect subsidiaries of the Company identified in Schedule II hereto (together with the Operating Partnership, each a "Subsidiary" and collectively, the "Subsidiaries").

         The Company wishes to confirm as follows its agreement with the Underwriters, in connection with the several purchases of the Shares by the Underwriters.

1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a "shelf" registration statement on Form S-3 (File No. 333-61409), including a prospectus relating to



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debt securities, preferred stock, common stock, warrants and guarantees, and will promptly file with the Commission a prospectus supplement specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission thereunder, the "Act"). Such registration statement (as amended, if applicable) was declared effective by the Commission on December 10, 1998. As used in this Agreement, (i) the term "Registration Statement" means such registration statement, including exhibits, financial statements, schedules and documents incorporated by reference therein, as amended to the date hereof, and (ii) the term "Prospectus" collectively refers to the basic prospectus, dated November 25, 1998 (the "Basic Prospectus"), as supplemented by the prospectus supplement, dated February 11, 1999 (the "Prospectus Supplement"), in the form first used to confirm sales of the Shares. As used herein, the terms "Registration Statement" and "Prospectus" shall, in each case, include the material, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act. The terms "supplement" and "amendment" or "amend," as used herein, shall include all documents deemed to be incorporated by reference in the Prospectus that are filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission thereunder, the "Exchange Act"), subsequent to the date of the Prospectus. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

2.       AGREEMENTS TO SELL AND PURCHASE.

         (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.125 per Share (the "Purchase Price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

         (b) The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the Purchase Price Per Share, pursuant to an option (the "Over-allotment Option") that may be exercised at any time (but not more than once) by notice to the Company given prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 750,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such

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adjustments as the Underwriters may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

3. TERMS OF PUBLIC OFFERING. The Company has been advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been entered into and, if necessary, any post-effective amendment to the Registration Statement has become effective as in the Underwriters' judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Salomon Smith Barney Inc., 388 Greenwich Street, 32nd Floor, New York, NY 10013, at 10:00 A.M., New York City time, on February 18, 1999 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Underwriters and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Salomon Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between the Underwriters and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as the Underwriters shall request prior to 1:30 P.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to the Underwriters in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to the Underwriters on the Closing Date or the Option Closing Date, as the case may be, against payment to the Company of the purchase price therefor in immediately available funds.

5. AGREEMENTS OF THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership agree, jointly and severally, with the several Underwriters as follows:

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         (a)  The Company and the Operating Partnership will file the Prospectus
Supplement with the Commission in a form approved by the Underwriters within the applicable time period prescribed for filing by Rule 424 under the Act.

         (b) The Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the Company's financial condition, business, properties, or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will, at the request of the Underwriters, furnish to the Underwriters, without charge (i) one copy of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, which shall be delivered to counsel for the Underwriters, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may reasonably request, and (iv) up to six copies of the exhibits to the Incorporated Documents, as the Underwriters may request.

         (d) Prior to the Option Closing Date, the Company will inform the Underwriters of its intent to file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or file any document which upon filing becomes an Incorporated Document, and the Company will furnish the Underwriters with copies of any such amendment, supplement or document a reasonable time in advance of filing; PROVIDED, the Company will not file any such amendment, supplement or document to which the Underwriters shall reasonably object unless such amendment, supplement or document is, or may be, in the reasonable judgment of counsel to the Company, required to be filed by applicable law.

         (e) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter

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or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales of Shares by any Underwriter or dealer. If during such period of time any event shall occur as a result of which it is necessary in the judgment of the Company or in the opinion of counsel for the Underwriters and counsel for the Company to amend or supplement the Prospectus (as then amended or supplemented) in order that the Prospectus will not include any untrue statement of material fact or omit to state a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.

         (f) The Company will cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky or real estate syndication laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

         (g) The Company will make generally available to its security holders an earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

         (h) During the period of three years hereafter, the Company will furnish to the Underwriters as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission.

         (i) If the closing for the sale of the Firm Shares or the Option Shares does not occur due to the failure of the Company to tender the Firm Shares or the Option Shares for

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delivery or the failure of the Company or the Operating Partnership to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Underwriters) incurred by them in connection herewith. The Company shall not be obligated to reimburse such expenses if this Agreement is terminated pursuant to Section 10 or 11 hereof.

         (j) The Company will contribute the net proceeds from the sale of the Shares to the Operating Partnership and the Company and the Operating Partnership will apply such net proceeds substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus Supplement. In exchange for the contribution of such net proceeds, on the Closing Date, the Operating Partnership will issue preferred units (the "Preferred Units") of the Operating Partnership to the Company. The terms of such Preferred Units will be substantially equivalent to the economic terms of the Firm Shares. In addition, if any Additional Shares are purchased by the several Underwriters, on the Option Closing Date, the Operating Partnership will issue a number of additional Preferred Units based upon the number of such Additional Shares purchased by the Underwriters.

         (k) The Company will use its best efforts to meet the requirements to maintain its qualification for the fiscal year ending December 31, 1999 (and each fiscal quarter of such year) as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

         (l) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Preferred Stock to facilitate the sale or resale of the Shares in violation of Regulation M under the Exchange Act.

         (m) The Company will use its reasonable efforts to (i) accomplish the listing of the Shares on the New York Stock Exchange within the 30-day period after the Closing Date and (ii) maintain the listing of the Shares, on the New York Stock Exchange or on any other national securities exchange on which the Company's class A common stock, par value $.01 per share (the "Class A Common Stock"), is listed, for a period of three years after the Closing Date, unless Salomon Smith Barney Inc. consents to the termination of such listing, which consent shall not be unreasonably withheld.

         (n) For a period of thirty (30) days from the date of the Prospectus Supplement, the Company will not, without the prior written consent of Salomon Smith Barney, as representative of the Underwriters, offer for sale or sell any shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock in a public offering, other than
(A) the Shares, (B) securities issued in connection with acquisition transactions, including, without limitation, the merger of Insignia Properties Trust with and into the Company, and any exchange offer, (C) any securities issued by the Operating

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Partnership and (D) any securities issued pursuant to any stock-based plan of the Company for its employees, officers or directors..

         (o) The Company will use its reasonable best efforts to ensure that all equipment and systems to be acquired by the Company or its Subsidiaries will be "Year 2000 Compliant" which means that they will accurately process, calculate, compare, sequence, transmit and receive date/time data from, into, and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculations, except for such noncompliance that could not reasonably be expected to have a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its Subsidiaries taken as a whole.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership represent and warrant, jointly and severally, to each Underwriter that:

         (a) Each prospectus or preliminary prospectus included as part of the registration statement as originally filed, or as part of any amendment or supplement thereto that is related to the Shares, or filed pursuant to Rule 424 under the Act that is related to the Shares, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein. The Commission has not issued any order preventing or suspending the use of the Prospectus.

         (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein.

         (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue

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statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (d) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the Class A Common Stock issuable upon conversion of the Shares has been duly and validly reserved for issuance and, when issued and delivered against payment therefore in accordance with the terms of the articles of incorporation of the Company, will be validly issued, fully paid and nonassessable; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. The Preferred Units have been duly authorized and, when issued to the Company, will be validly issued. Except as described in, or contemplated by, the Registration Statement and the Prospectus, and except for options or other securities issued to employees, officers or directors of the Company or the Operating Partnership pursuant to a stock-based plan of the Company or the Operating Partnership, there are no outstanding options, convertible or exchangeable securities, warrants or other rights calling for the issuance of capital stock of the Company.

         (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to qualify does not have a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole.

         (f) Each Subsidiary is a corporation, limited partnership, limited liability company or trust, as the case may be, duly organized or formed and validly existing under the laws of its jurisdiction of organization or formation, with corporate, limited partnership, limited liability company or trust power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify does not have a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole.

         (g) All of the shares of capital stock, partnership interests, limited liability company membership interests or trust beneficial interests, as the case may be, issued by the

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Subsidiaries or created by agreements to which the Subsidiaries are parties, (i)
have been duly and validly issued or created (and in the case of capital stock are fully paid and nonassessable) and (ii) are owned or held, directly or indirectly through Subsidiaries, by the Company in the percentage amounts set forth on Schedule II hereto free and clear of any security interest, lien, adverse claim, equity or other encumbrance (each of the foregoing, a "Lien"), except for such Liens as (i) are described in the Registration Statement or the Prospectus or, (ii) are set forth in Schedule II, or (iii) would not have a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole.

         (h) As of the date hereof, the Company indirectly owned an aggregate approximate 83% partnership interest in the Operating Partnership free and clear of all Liens. A wholly-owned subsidiary of the Company is the sole general partner of the Operating Partnership.

         (i) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein. The Operating Partnership has the power and authority to enter into this Agreement and to issue and deliver the Preferred Units to the Company as provided herein. This Agreement and each of the agreements executed by the executive officers of the Company pursuant to which such executive officers agree not to offer for sale or sell shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock in a public offering, except for units of the Operating Partnership (each a "Lock-Up Agreement") have been duly authorized, executed and delivered by the Company, the Operating Partnership and each of the executive officers of the Company party thereto

         (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries, or any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

         (k) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents, or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries, or any of their respective properties or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of

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the Subsidiaries is a party or by which any of them or any of their respective properties is bound, except, with respect to clauses (ii) and (iii) above, for any defaults which, singly or in the aggregate, would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole.

         (l) None of the issuance and sale of the Shares by the Company, the issuance of the Preferred Units by the Operating Partnership, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership, or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky or real estate syndication laws of various jurisdictions, to the extent applicable, and the filing of the Prospectus Supplement with the Commission pursuant to rule 424(b) under the Act, all of which have been or will be effected in accordance with this Agreement, and except for the filing of the Articles Supplementary (as hereinafter defined) with the SDAT (as hereinafter defined), which filing with the SDAT will be made prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any Lien upon any property or assets of the Company or the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

         (m) Ernst & Young LLP and Beers & Cutler PLLC, who have certified the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

         (n) The financial statements, together with related schedules and notes, of the Company and of any properties or entities acquired by the Company included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly (i) the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries and (ii) the combined revenues and certain expenses of the properties or entities acquired by the Company, as the case may be, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied

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throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records (i) of the Company and its subsidiaries and (ii) the properties or entities acquired by the Company, as the case may be. The selected historical financial data of the Company set forth under the caption "Summary Historical Financial Information" in the Prospectus Supplement, present fairly, on the basis stated in the Prospectus Supplement, the historical financial information of the Company included therein. The unaudited pro forma financial statements included, or incorporated by reference, in the Prospectus Supplement comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that data. The selected pro forma financial data of the Company set forth under the caption "Summary Pro Forma Financial and Operating Information" and "Capitalization" in the Prospectus Supplement present fairly, on the basis stated in the Prospectus Supplement, the pro forma financial information of the Company included therein and have been compiled on a basis consistent with that of the unaudited pro forma financial statements included, or incorporated by reference, in the Prospectus.

         (o) Except as disclosed in or contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, and there has not been any change in (or repurchase or declaration of dividends or distributions on) the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole.

         (p) Except as disclosed in the Prospectus, the Company and each Subsidiary (i) is in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to clauses (i), (ii) and (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in or contemplated by the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole.

         (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties or in connection with off-site disposal of hazardous substances) that would, singly or in the aggregate, have a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole.

         (r) (i) The Company and the Subsidiaries have good and marketable title in fee simple to all parcels of real property (except for those easement parcels that are appurtenant to the real property owned in fee simple by the Company and the Subsidiaries) and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free, and clear of all Liens, except such as are described in the Prospectus or such as do not, singly or in the aggregate, materially affect the value of such real and personal property taken as a whole and do not materially interfere with the use made and proposed to be made of such real and personal property by the Company and the Subsidiaries, (ii) any real property and buildings held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, in each case except as described in the Prospectus, (iii) the construction, management or operation of the buildings, fixtures and other improvements located on the apartment properties owned or controlled by the Company ("Owned Properties"), as presently conducted or existing is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, (iv) neither the Company nor any of the Subsidiaries has received notice of any proposed special assessment or any proposed change in any property tax, zoning or land use laws affecting all or any portion of the Owned Properties, except where any such assessment or change would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (v) there do not exist any violations of any declaration of covenants, conditions and restrictions with respect to any of the Owned Properties, nor is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (vi) the improvements comprising any portion of the Owned Properties (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of material defects, except for any such defects or failures to be in good condition or proper working order which do not, singly or in the aggregate, have a material adverse effect on the value of the Owned Properties, taken as a whole.

         (s) The direct and indirect subsidiaries of the Company have obtained Extended Coverage Owner's Policies of Title Insurance, to the extent available in the pertinent jurisdiction (other than in connection with real property located in Texas, with respect to which the Company and its subsidiaries have obtained Texas Form T-1 Policies of Title Insurance) from title insurers of recognized financial responsibility on all of the Owned Properties and such policies are in full force and effect.

         (t) The Company and the Subsidiaries self insure, or are insured by insurers of recognized financial responsibility, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew that coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

         (u) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement and the Prospectus or other materials, if any, permitted by the Act.

         (v) (i) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, (ii) the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and to the Company's knowledge no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus and (iii) except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries, except, with respect to clauses (i), (ii) and (iii) above, for any such failure to obtain permits or failure to fulfill or perform obligations, or the occurrence of events, or such restriction that would, singly or in the aggregate, not have a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole.

         (w) The Company and each of the Subsidiaries have filed all tax returns required to be filed and have paid all taxes shown thereon as due and there is no tax deficiency that has been or to the knowledge of the Company is threatened to be asserted that could reasonably be expected to have a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole.

         (x) No holder of any security of the Company or the Operating Partnership has any unwaived right to require registration of shares of capital stock or any other security of the

Company or limited partnership units or any other security of the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

         (y) The Company and the Subsidiaries are not now, and after the sale of the Shares to be sold hereunder and application of the net proceeds from such sale as described in the Prospectus Supplement under the caption "Use of Proceeds," none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (z)  The Company has complied with all provisions of Florida Statutes,
Section 517.075, relating to issuers doing business in Cuba.

         (aa) The Company has since July 29, 1994 been organized and qualified as a REIT under Sections 856 through 860 of the Code, has elected to be taxed as a REIT under the Code for the taxable year ended December 31, 1994, and currently expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 1999 and succeeding taxable years.

         (bb) Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

         (cc) The Company intends to apply to have the Shares listed on the New York Stock Exchange.

         (dd) In connection with the Offering, neither the Company nor any of its Subsidiaries has, directly or indirectly, bid for, purchased or attempted to influence any person to bid for or purchase securities of the Company in violation of Regulation M under the Exchange Act.

         (ee) To the best knowledge of the Company, except as described in the Prospectus, all of the equipment and systems used by the Company and each of its Subsidiaries are Year 2000 Compliant, as defined in Section 5(o) hereof.

7.       INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, the Underwriter thereafter failed to delivery such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Share or Shares to the person asserting such loss, liability, claim, damage or expense who purchased such Share or Shares that are the subject thereof from the Underwriter.

         (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Operating Partnership, such Underwriter or such controlling person shall promptly notify the Company and the Operating Partnership and the Company and the Operating Partnership shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company and the Operating Partnership have agreed in writing to pay such reasonable fees and expenses, (ii) the Company and the Operating Partnership have failed to assume the defense and employ counsel, or
(iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include such Underwriter or such controlling person, the Company and the Operating Partnership, and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party, the Company and the Operating Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company and the Operating Partnership shall not have the obligation to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company and the Operating Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Salomon Smith Barney Inc., and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The Company and the Operating Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Operating Partnership agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, the Company's directors, the Company's officers who sign the Registration Statement, and any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company and the Operating Partnership, any of the Company's directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company and the Operating Partnership by paragraph (b) above (except that if the Company and the Operating Partnership shall have assumed the defense thereof such Underwriter shall not be required or entitled to do so, but may employ separate counsel therein and participate in the defense thereof, and the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company and the Operating Partnership, the Company's directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

         (d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but is determined to be legally unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand, and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

         (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Operating Partnership, the Company's directors or officers, or any person controlling the Company or the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, the Operating Partnership, the Company's directors or officers, or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment to the Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Underwriters' satisfaction.

         (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, not contemplated by the Prospectus which, in the opinion of the Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Shares.

         (c) The Underwriters shall have received on the Closing Date (i) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit A hereto, provided, however that the opinions in the third and fourth numbered paragraphs therein (or portions thereof) may be provided by the general counsel of the Company and (ii) an opinion of Piper & Marbury L.L.P., dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit B hereto. The Underwriters shall also be furnished with a copy of the tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date and addressed to the Company, to the effect set forth in Exhibit C hereto.

         (d) The Underwriters shall have received on the Closing Date (i) an opinion of Rogers & Wells LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters and (ii) such other opinions of such counsel with respect to such other related matters as the Underwriters may reasonably request. In rendering such opinions, each such counsel may rely, as to matters of Maryland law, on the opinion of Piper & Marbury L.L.P.

         (e) The Underwriters shall have received letters addressed to the Underwriters, dated the date hereof and the Closing Date, from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by the Underwriters.

         (f) The Underwriters shall have received executed copies of the Lock-Up Agreements.

         (g) (i) There shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole; (iii) the Company and the Subsidiaries shall not have incurred any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and its subsidiaries, taken as a whole, other than those reflected in or contemplated by the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Underwriters shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to the Underwriters), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

         (h) Each of the Company and the Operating Partnership shall not have failed at or prior to the Closing Date to have performed or complied with any of its respective agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (i) The Company shall have duly filed the articles supplementary (the "Articles Supplementary") designating the Preferred Stock with the State Department of Assessments and Taxation of Maryland (the "SDAT").

         (j) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have reasonably requested.

         (k) In connection with the Offering, neither the Company nor any of its Subsidiaries has, directly or indirectly, bid for, purchased or attempted to influence any person to bid for or purchase securities of the Company in violation of Regulation M under the Exchange Act.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.


         Any certificate or document signed by any officer of the Company or authorized representative of the Operating Partnership and delivered to the Underwriters, or to counsel for the Underwriters, on the Closing Date or any Option Closing Date, shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter as to the statements made therein.


         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.


9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing (or reproduction) and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum (if any) and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky or real estate syndication laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other reasonable expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the reasonable fees and expenses of the Company's accountants and the reasonable fees and expenses of counsel (including local and special counsel) for the Company. The Underwriter agrees to reimburse the Company for expenses and other costs in connection with the offering of the Firm Shares in the amount of $625,000 or in the amount of $718,750 if the Underwriter's Over-Allotment Option is exercised in full.

10.      EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment to the Registration Statement has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriters, or by the Underwriters, by notifying the Company.

         If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Underwriters may specify in accordance with the Master Agreement Among Underwriters of Salomon Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by the Underwriters and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with the Underwriters' approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the Underwriters' absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited,
(ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the Underwriters' judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter. Upon any such termination, the obligations of the Company and the Operating Partnership to the Underwriters hereunder shall also terminate, except for the obligations set forth in Sections 7 and 9 hereof.

12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on page S-2, and the statements in the first, fourth, seventh (third sentence only) and eleventh paragraphs under the caption "Underwriting" in the Prospectus Supplement, constitute the only information furnished in writing by or on behalf of the Underwriters as such information is referred to in Sections 6(b) and 7 hereof.

13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing. Notices given pursuant to this Agreement shall be delivered (i) if to the Company or the Operating Partnership, at the office of the Company at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, Attention: Mr. Terry Considine, Chairman of the Board of Directors; or (ii) if to the Underwriters, care of Salomon Smith Barney Inc., 388 Greenwich Street, 32nd Floor, New York, New York 10013, Attention: Manager, Investment Banking Division.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Operating Partnership, the Company's directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.


14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto. Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership and the several Underwriters.

                         [SIGNATURES ON FOLLOWING PAGE]

                                       Very truly yours,

                                       APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY


                                       By: /s/ PETER KOMPANIEZ
                                           ------------------------------------
                                           Name:  Peter Kompaniez
                                           Title: President


                                        AIMCO PROPERTIES, L.P.


                                        By: AIMCO-GP, Inc., its General Partner


                                        By: /s/ PETER KOMPANIEZ
                                           ------------------------------------
                                            Name:  Peter Kompaniez
                                            Title: Vice President


Confirmed as of the date first above
mentioned.

SALOMON SMITH BARNEY INC.
  As Representative of the Several Underwriters



By:   SALOMON SMITH BARNEY INC.



By: /s/ JOSEPH GALLO
    ---------------------------
     Name:  Joseph Gallo
     Title: Managing Director

                                   Schedule I


                            APARTMENT INVESTMENT AND
                               MANAGEMENT COMPANY


Underwriter                                       Number of Shares
-----------                                       ----------------
Salomon Smith Barney Inc.                         5,000,000

                                   Schedule II


       Subsidiary

         I.       AIMCO-LP, Inc. (1)
         II.      Property Asset Management Services, Inc. (2)*
         III.     AIMCO/NHP Holdings, Inc. (2)
         IV.      AIMCO Properties, L.P. (3)
         V.       Property Asset Management Services, L.P. (4)*
         VI.      AIMCO/NHP Partners, L.P. (5)
         VII.     AIMCO-GP, Inc. (1)
         VIII.    NHP A&R Services, Inc. (2)
         IX.      NHP Management Company (2)*
         X.       Ambassador Apartments, L.P. (6)

(1) Owned 100% by the Company.

(2) The Operating Partnership holds a 95% economic non-voting preferred stock interest and certain officers of the Company, directly or indirectly, hold a 5% economic interest and hold all of the common voting interest.

(3) AIMCO-GP, Inc. is the sole general partner with a 1% interest and AIMCO-LP, Inc. holds an approximate 83% limited partnership interest.

(4) The Operating Partnership is the sole general partner with a 1% interest and Property Asset Management Services, Inc. is the sole limited partner with a 99% limited partnership interest.

(5) The Operating Partnership holds a 99% limited partnership interest and CK Properties, L.L.C., a limited liability company whose members are officers of the Company, is the sole general partner and holds a 1% general partnership interest.

(6) AIMCO Properties, L.P. is the sole general partner with a 1% interest and also holds an approximate 99% limited partnership interest.




* Pledge of interests contemplated under Amendment dated January 15, 1999, to Amended and Restated Credit Agreement, dated as of October 1, 1998 among AIMCO Properties, L.P., the Lenders, Bank of America National Trust and Savings Association and Bank Boston, N.A.